Exhibit 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP REPORTS POSITIVE JANUARY COMPARABLE RESTAURANT SALES

LEBANON, Tenn. – February 5, 2008– CBRL Group, Inc. (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® restaurants and gift shops for the five-week period ending Friday, February 1, 2008.  The sales are compared with the 5-week period ending February 2, 2007, not the prior-year fiscal period, as a result of the 53rd week in the fiscal year ended on August 3, 2007.

·
Comparable store restaurant sales increased 1.7%, which included the effect of an approximately 3.0% higher average check that resulted primarily from an average menu price increase of approximately 3.2%.

·	Comparable store retail sales were down 1.9%.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 570 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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